Exhibit 10.98

CLOSING DOCUMENTS

EARTH BIOFUELS, INC.
(“Maker”)

APOLLO RESOURCES INTERNATIONAL, INC.
(“Pledgor”)

And

Harborview Master Fund, LP
(“Payee” and “Pledgee”)

December 13, 2007
Funding Date December 18, 2007

Document Description
1	Loan Agreement—Earth Biofuels and Harborview Master Fund
2	Promissory Note Due March 15, 2007 / $550,000.00 / 10% Interest
3	Joint Escrow Instructions – Krieger and Prager, LLP. No Due Diligence Fee
4	Transaction Opinion Letter—Jared Febroriello
5	Pledgor Guaranty—Apollo Resources International, Inc.
6	Personal Guaranty—Dennis G. McLaughlin
7	Pledge Agreement—Apollo Resources International, Inc.
8	Company Disclosure—Earth Biofuels, Inc.
9	Stock Certificates Pledged 20,285,064 EBOF Shares—0739, 0878, 1295, 1389, 1403, and 1615
10	Blank Medallion Guaranteed Stock Powers 20,285,064 EBOF Shares—0739, 0878, 1295, 1389, 1403, and 1615
11	Transfer Agent Letter—Nevada Agency and Trust
12	Loan Transaction Analysis—No Due Diligence Fee

ANNEX I
TO
LOAN AGREEMENT

FORM OF NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

No.           07-DEC-1                                                                                                           US $550,000.00

EARTH BIOFUELS, INC.
PROMISSORY NOTE DUE MARCH 15, 2008

FOR VALUE RECEIVED, EARTH BIOFUELS, INC. (the "Maker") promises to pay to HARBORVIEW MASTER FUND, L.P., the registered holder hereof (the "Holder"), the principal sum of Five Hundred Fifty Thousand and 00/100 Dollars (US $550,000.00) on the Maturity Date (as defined below).

This Note is being issued pursuant to the terms of the Loan Agreement, dated as of December 13, 2007 (the "Loan Agreement"), to which the Maker and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

TIME IS OF THE ESSENCE WITH RESPECT TO THE MAKER'S FULFILLMENT OF ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER. The Holder shall not be required to give the Maker any notice of default of payment if any such payment is not timely paid or otherwise satisfied. All provisions of this Note which apply in the event of the Maker's not timely fulfilling any of its payment obligations hereunder shall apply whether or not such notice of default is given. The Holder's giving of any notice to the Maker shall not be deemed a waiver, modification or amendment of this provision with respect to the failure referred to in that notice or to any other failure by the Maker timely to make any other payment due hereunder.

This Note is subject to the following additional provisions:

1. The Note will initially be issued in denominations determined by the Maker, but are exchangeable for an equal aggregate principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2.  (a) Interest will accrue on this Note at the rate of ten percent (10%) per annum until the Maturity Date and shall be payable on the Maturity Date.

     (b) The provisions of Section 2(a) hereof or of any other provision hereof to the contrary notwithstanding, on the Closing Date the Maker shall prepay the interest on the principal on this Note in an amount equal to (i) such principal, multiplied by (ii) 92/365-of the stated annual interest rate (and such payment shall constitute the payment of all interest on this Note through the Maturity Date hereof, but not beyond the Stated Maturity Date [as defined below] originally specified in this Note when issued on the Issue Date).

     (c) If any portion of this Note is outstanding on the Maturity Date, interest at the rate of twenty percent (20%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Note from the Maturity Date to and including the date of payment by the Maker. Such interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter. This Note may be prepaid in whole or in part, prior to the Maturity Date.

3.           The Maker shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

4.           This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Maker may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws. Prior to due presentment for transfer of this Note, the Maker and any agent of the Maker may treat the person in whose name this Note is duly registered on the Maker's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Maker nor any such agent shall be affected by notice to the contrary.

5.           The term "Maturity Date" means the earlier of (a) March 15, 2008 (the "Specified Maturity Date") or (b) the earliest Default Maturity Date (as defined below), if any.

6.           Any payment made on account of this Note shall be applied in the following order of priority: (i) first, to any amounts due hereunder or any of the other Transaction Agreements, other than principal and accrued interest, (ii) then, to accrued but unpaid interest, if any, through and including the date of payment, and (iii) then, to principal of this Note.

        7.           All payments contemplated hereby are to be made "in cash" and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the

Holder to the Maker (which account may be changed by notice similarly given). For purposes of this Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

8.           No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Maker.

9.           The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

10.           Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, return receipt requested, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or sent by confirmed and acknowledged facsimile transmission, or, if so mailed, two days after the date of deposit in the United States mails, as follows:

(i)	if to the Maker, to:
Earth Biofuels, Inc.
Attn: Dennis G. McLaughlin, III
3001 Knox Street, Suite 403
Dallas, Texas 75205
Telephone No.: 214-389-9800
Telecopier No.: 214-389-9805

with a copy to:

Telephone No.:

(ii)	if to the Holder, to:
Harborview Master Fund L.P.
c/o Harborview Advisors, Inc.
Suite 1801
850 Third Avenue
New York, New York 10022
Attn: _______________
Telephone No. (646) 218-1400
Telecopier No.: (646) 218-1401

with a copy to:
Krieger & Prager LLP
39 Broadway
Suite 920
New York, NY 10006
Attn: Ronald J. Nussbaum, Esq.
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

11. (a)                      This Note shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Maker shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

     (b)                      JURY TRIAL WAIVER. The Maker and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

12. (a) Subject to the terms of the Loan Agreement, no provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note represents direct obligations of the Maker.

      (b)                      (i) Apollo Resources International, Inc.(the "Pledgor") is personally guarantying to the Holder the timely and full fulfillment of all of the obligations of the Maker under this Note, as provided in the

Pledgor Guaranty, which has been executed by the Pledgor in favor of, and delivered to, the Holder.

(ii) The obligations of the Maker under this Note and of the Pledgor under the Pledgor Guaranty are secured under the terms of the Pledge Agreement, to which the Holder (or the Holder's predecessor in interest) and the Pledgor are parties, the terms of which are incorporated herein by reference, by a pledge from the Pledgor of the Pledged Shares, of which the Pledgor is the record and beneficial owner. If the Holder forecloses on any of the Pledged Shares, the obligations of the Company will be reduced only to the extent of the proceeds actually realized from such foreclosure, in the priority specified elsewhere herein.

     (c)                      Dennis G. McLaughlin III  (the "Personal Guarantor") is personally guarantying to the Holder the timely and full fulfillment of all of the obligations of the Maker under this Note, as provided in the Personal Guaranty, which has been executed by the Personal Guarantor in favor of, and delivered to, the Holder.

13. (a)                      The following shall constitute an "Event of Default":

i.	The Maker shall default in the timely payment of principal on this Note or any other amount due hereunder (without the requirement of any further notice with respect thereto from the Holder); or

ii.	Any of the representations or warranties made by the Maker herein shall be false or misleading in any material respect at the time made; or

iii.
The Maker shall fail to perform or observe, in any material respect, an other covenant, term, provision, condition, agreement or obligation of this Note or the Pledge Agreement and such failure shall continue uncured for a period of ten (10) days after the Maker's receipt of written notice thereof from the Holder; or

iv.           The Maker's status as an issuer required to file reports under the 1934Act shall be terminated for any reason, without regard to any cure period; or

v.
The Maker shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

vi.	A trustee, liquidator or receiver shall be appointed for the Maker or

vii.	for a substantial part of its property or business without its consent and shall notbe discharged within sixty (60) days after such appointment; or

viii.
Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker and shall not be dismissed within sixty (60) days thereafter; or

ix.
Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Maker or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

x.
Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Maker and, if instituted against the Maker, shall not be dismissed within sixty (60) days after such institution or the Maker shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

     (b)                      If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly; the "Default Maturity Date"), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

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14.           In the event for any reason, any payment by or act of the Maker or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation  of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Maker to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Maker be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Maker shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Maker) shall, without further agreement or notice between or by the Maker or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Maker had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such stuns as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Maker to the Holder, which loan shall be payable immediately upon demand by the Maker. The provisions of this Section shall control every other provision of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized this 12th day of December, 2007.

EARTH BIOFUELS, INC.

By:  /s/ Dennis G. McLaughlin, III

DENNIS G. MCLAUGHLIN
(Print Name)

CHIEF FINANCIAL OFFICER
(Title)